A special meeting of shareholders of Fidelity Convertible Securities Fund, Fidelity Equity-Income II Fund, and Fidelity Independence Fund was held on September 18, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	6,036,802,006.37	85.711
Against	372,800,290.37	5.293
Abstain	367,781,924.48	5.222
Broker Non-Votes	265,843,585.35	3.774
TOTAL	7,043,227,806.57	100.00
PROPOSAL 2
To authorize the Trustees to increase the maximum number of Trustees.*
	# of Votes	% of Votes
Affirmative	5,761,580,182.74	81.803
Against	967,021,696.76	13.730
Abstain	314,625,927.07	4.467
TOTAL	7,043,227,806.57	100.00
PROPOSAL 3
To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations, and reorganizations.*
	# of Votes	% of Votes
Affirmative	5,989,131,741.38	85.034
Against	458,953,163.14	6.516
Abstain	329,299,316.70	4.676
Broker Non-Votes	265,843,585.35	3.774
TOTAL	7,043,227,806.57	100.00
PROPOSAL 4
To authorize the Trustees to enter into management contracts on behalf of a new fund.*
	# of Votes	% of Votes
Affirmative	5,782,824,664.22	82.105
Against	626,312,711.31	8.892
Abstain	368,246,845.69	5.229
Broker Non-Votes	265,843,585.35	3.774
TOTAL	7,043,227,806.57	100.00

PROPOSAL 5
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	6,607,278,038.95	93.810
Withheld	435,949,767.62	6.190
TOTAL	7,043,227,806.57	100.00
Ralph F. Cox
Affirmative	6,588,495,351.12	93.544
Withheld	454,732,455.45	6.456
TOTAL	7,043,227,806.57	100.00
Phyllis Burke Davis
Affirmative	6,592,561,222.11	93.601
Withheld	450,666,584.46	6.399
TOTAL	7,043,227,806.57	100.00
Robert M. Gates
Affirmative	6,601,358,320.09	93.726
Withheld	441,869,486.48	6.274
TOTAL	7,043,227,806.57	100.00
Abigail P. Johnson
Affirmative	6,592,365,841.50	93.599
Withheld	450,861,965.07	6.401
TOTAL	7,043,227,806.27	100.00
Edward C. Johnson 3d
Affirmative	6,588,939,378.15	93.550
Withheld	454,288,428.42	6.450
TOTAL	7,043,227,806.57	100.00
Donald J. Kirk
Affirmative	6,609,400,776.94	93.841
Withheld	433,827,029.63	6.159
TOTAL	7,043,227,806.57	100.00
Marie L. Knowles
Affirmative	6,615,089,848.25	93.921
Withheld	428,137,958.32	6.079
TOTAL	7,043,227,806.57	100.00
Ned C. Lautenbach
Affirmative	6,615,954,211.44	93.934
Withheld	427,273,595.13	6.066
TOTAL	7,043,227,806.57	100.00
Peter S. Lynch
Affirmative	6,617,050,863.00	93.949
Withheld	426,176,943.57	6.051
TOTAL	7,043,227,806.57	100.00
Marvin L. Mann
Affirmative	6,607,157,421.40	93.809
Withheld	436,070,385.17	6.191
TOTAL	7,043,227,806.57	100.00
William O. McCoy
Affirmative	6,607,756,747.61	93.817
Withheld	435,471,058.96	6.183
TOTAL	7,043,227,806.57	100.00
William S. Stavropoulos
Affirmative	6,584,991,166.00	93.494
Withheld	458,236,640.57	6.506
TOTAL	7,043,227,806.57	100.00
*Denotes trust-wide proposals and voting results.
PROPOSAL 6
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for Fidelity Convertible Securities Fund.
	# of Votes	% of Votes
Affirmative	548,186,420.33	81.238
Against	51,676,899.79	7.658
Abstain	41,171,494.08	6.102
Broker Non-Votes	33,755,501.08	5.002
TOTAL	674,790,315.28	100.00
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for Fidelity Equity-Income II Fund.
	# of Votes	% of Votes
Affirmative	3,576,283,618.04	82.412
Against	303,503,973.87	6.994
Abstain	276,841,015.43	6.379
Broker Non-Votes	182,894,183.67	4.215
TOTAL	4,339,522,791.01	100.00
To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for Fidelity Independence Fund.
	# of Votes	% of Votes
Affirmative	1,714,769,899.61	84.517
Against	152,372,175.17	7.510
Abstain	122,578,724.90	5.548
Broker Non-Votes	49,193,900.60	2.425
TOTAL	2,028,914,700.28	100.00
PROPOSAL 7
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. for Fidelity Convertible Securities Funds.
	# of Votes	% of Votes
Affirmative	550,306,893.06	81.552
Against	50,060,136.58	7.419
Abstain	40,667,784.56	6.027
Broker Non-Votes	33,755,501.08	5.002
TOTAL	674,790,315.28	100.00
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. for Fidelity Equity-Income II Fund.
	# of Votes	% of Votes
Affirmative	3,591,725,666.26	82.768
Against	290,861,683.14	6.702
Abstain	274,041,257.94	6.315
Broker Non-Votes	182,894,183.67	4.215
TOTAL	4,339,522,791.01	100.00
To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. for Fidelity Independence Fund.
	# of Votes	% of Votes
Affirmative	1,717,521,585.89	84.652
Against	150,100,513.85	7.398
Abstain	112,098,699.94	5.525
Broker Non-Votes	49,193,900.60	4.425
TOTAL	2,028,914,700.28	100.00
PROPOSAL 8
To eliminate a fundamental investment policy of Fidelity Convertible Securities Fund.
	# of Votes	% of Votes
Affirmative	493,464,379.31	73.129
Against	106,765,675.18	15.822
Abstain	40,804,759.71	6.047
Broker Non-Votes	33,755,501.08	5.002
TOTAL	674,790,315.28	100.00
PROPOSAL 9
To amend Fidelity Convertible Securities Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	519,180,149.09	76.939
Against	79,527,660.70	11.786
Abstain	42,327,004.41	6.273
Broker Non-Votes	33,755,501.08	5.002
TOTAL	674,790,315.28	100.00
To amend Fidelity Equity-Income II Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	3,524,806,458.55	81.226
Against	364,013,055.33	8.388
Abstain	267,809,093.46	6.171
Broker Non-Votes	182,894,183.67	4.215
TOTAL	4,339,522,791.01	100.00
To amend Fidelity Independence Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	1,680,609,447.05	82.833
Against	191,504,432.21	9.439
Abstain	107,606,920.42	5.303
Broker Non-Votes	49,193,900.60	4.425
TOTAL	2,028,914,700.28	100.00
PROPOSAL 10
To amend Fidelity Convertible Securities Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	514,220,060.42	76.204
Against	85,485,895.34	12.669
Abstain	41,328,858.44	6.125
Broker Non-Votes	33,755,501.08	5.002
TOTAL	674,790,315.28	100.00
To amend Fidelity Equity-Income II Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	3,487,172,898.57	80.358
Against	397,980,952.30	9.172
Abstain	271,474,756.47	6.255
Broker Non-Votes	182,894,183.67	4.215
TOTAL	4,339,522,791.01	100.00
To amend Fidelity Independence Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	1,670,317,129.13	82.326
Against	201,394,258.97	9.926
Abstain	108,009,411.58	5.323
Broker Non-Votes	49,193,900.60	2.425
TOTAL	2,028,914,700.28	100.00
PROPOSAL 11
To amend Fidelity Convertible Securities Fund's fundamental investment limitation concerning concentration.
	# of Votes	% of Votes
Affirmative	520,524,134.94	77.139
Against	78,545,267.52	11.640
Abstain	41,965,411.74	6.219
Broker Non-Votes	33,755,501.08	5.002
TOTAL	674,790,315.28	100.00
*Denotes trust-wide proposals and voting results.